Exhibit 10.2

35 Gatehouse Drive
Waltham, MA 02451
781-810-0120
entasistx.com

MEMORANDUM

To:                   [Name of Recipient]

From:               [Manager]

Date:                [Date]

Re:                   Special Bonus Award

This memorandum confirms the Special Bonus Award approved by the Compensation Committee of the Board of Directors of Entasis Therapeutics Holdings Inc. on May 15, 2020, as follows:

Type of Award(1)	Amount of Award(2)	Date of Payment	Conditions to Receipt of Award
Private Placement Award	$[●]	August 31, 2020	1) Second Closing of Private Placement completed on or before the date of payment 2) Employee remains employed with the Company on the date of payment
ATTACK Award	$[●]	With first regular payroll following announcement of topline data from ATTACK clinical trial	1) Company announcement of topline data from the ATTACK clinical trial 2) Employee remains employed with the Company on the date of payment

(1)       Include description of award as per eligible recipient.

(2)       Represents gross amount of award. Applicable tax withholdings and deductions will be calculated on the date of payment.